CODE OF ETHICS
Adopted Under Rule 17j-1

The Tributary Funds, Inc. (the “Company”) is confident that its officers, Directors and other persons involved with the Company’s business act with integrity and good faith. The Company recognizes, however, that personal interests may conflict with the Company’s interests where officers, Directors and certain other persons:

●	Know about the Company’s present or future portfolio transactions; or

●	Have the power to influence the Company’s portfolio transactions; and

●	Engage in securities transactions in their personal account(s).

In an effort to prevent conflicts of interest from arising, and in accordance with Rule 17j-1 under the Investment Company Act of 1940, the Company has adopted this Code of Ethics (the “Code”) to address transactions and conduct that may create conflicts of interest, establish reporting requirements, and create enforcement procedures. Definitions of underlined terms used throughout the Code are included in Appendix I.

I.	ABOUT THIS CODE OF ETHICS

A.	Who is Covered by the Code?

The Company’s access persons are covered under this Code. The Company’s access persons generally are:

●	All Directors of the Company, both interested and independent;

●	All Fund Officers;

●	Any Advisory Person of a fund or a Fund’s investment Adviser; and

●	Any natural persons in a control relationship to the Company who obtain information concerning recommendations about the purchase or sale of a security by the Company (“Natural Control Persons”).

B.	What Rules Apply to Me?

This Code sets forth specific prohibitions and restrictions. They apply to all access persons of the Company except where otherwise noted. The Code also sets out reporting requirements for access persons. For the reporting requirements that apply to you, please refer to Parts A, B and C, as indicated below:

●	Independent Directors	Part A

●	Interested Directors and Fund Officers	Part B

●	Natural Control Persons	Part C

II.	STATEMENT OF GENERAL PRINCIPLES

In recognition of the trust and confidence placed in the Company by shareholders, and because the Company believes that its operations should benefit its shareholders, the Company has adopted the following principles to be followed by its access persons:

A.	The interests of the Company’s shareholders are paramount. You must place shareholder interests before your own.

B.	You must accomplish all personal securities transactions in a manner that avoids any conflict between your personal interests and the interests of the Company or its shareholders.

C.	You must avoid actions or activities that allow you or your family to benefit from your position with the Company, or that bring into question your independence or judgment.

III.	GENERAL PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

The Company’s access persons may not, in connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by the Company:

A.	Employ any device, scheme or artifice to defraud the Company;

B.	Make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

C.	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Company; or

D.	Engage in any manipulative practice with respect to the Company.

IV.	PROHIBITIONS AND RESTRICTIONS FOR ACCESS PERSONS (not applicable to Independent Directors)

A.	Blackout Period on Personal Securities Transactions.

This restriction applies to: (i) access persons who, in connection with their regular duties, make, participate in, or obtain information regarding the purchase or sale of Securities by the Company or whose functions relate to the making of any recommendations with respect to the purchases or sales and (ii) Natural Control Persons.

These persons may not purchase or sell, directly or indirectly, any Security in which they have (or by reason of such transaction acquire) any beneficial ownership on the same day as the same (or a related) Security is being purchased or sold by the Company (or any series thereof).

B.	Pre-Approval for IPOs and Limited Offerings.

This restriction applies to: (i) access persons who, in connection with their duties, make or participate in making recommendations regarding the purchase or sale of any securities by the Company and (ii) Natural Control Persons. These persons must obtain approval from the Review Officer (as defined in Section VI below) before directly or indirectly acquiring beneficial ownership of any securities in an IPO or limited offering.

C.	Limits on Accepting or Receiving Gifts.

Access persons cannot accept or receive any gift of more than de minimis value from any person or entity in connection with the Company’s (or any series thereof) entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Company.

V.	REPORTING REQUIREMENTS

Access persons of the Company must comply with the reporting requirements set forth in Parts A-C (attached), with the exception of those access persons reporting subject to Section VIII of this Code.

VI.	REVIEW AND ENFORCEMENT OF THE CODE

A.	Appointment of a Review Officer.

The Company’s President shall appoint a review officer (“Review Officer”) to perform the duties described below.

B.	The Review Officer’s Duties and Responsibilities.

1.	The Review Officer shall notify each person who becomes an access person of the Company and who is required to report under this Code of Ethics of their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.

2.	The Review Officer will, on a quarterly basis, compare all reported personal securities transactions with the Company’s completed portfolio transactions during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Review Officer must give the person a reasonable opportunity to supply explanatory material.

3.	If the Review Officer finds that a material Code violation has occurred, or believes that a material Code violation may have occurred, the Review Officer must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person, to the Chief Compliance Officer (“CCO”). The CCO will determine whether the person violated the Code and may consult legal counsel for the Company in making this determination, as necessary.

4.	No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

5.	The Review Officer will submit his or her own reports, if required, to an Alternate Review Officer who shall fulfill the duties of the Review Officer with respect to the Review Officer’s reports.

6.	The Review Officer will create a written report detailing any approval(s) granted to access persons for the acquisition of securities offered in connection with an IPO or limited offering. The report must include the rationale supporting any decision to approve such an acquisition.

C.	Resolution; Sanctions.

If the CCO determines that a person has violated the Code pursuant to paragraph B. (3) above, the CCO will impose upon the person a resolution of the situation and/or sanctions that the CCO deems appropriate. The CCO will submit the resolution, with a report of the violation, to the Board at the next regularly scheduled Board meeting unless, in the CCO’s sole discretion, circumstances warrant an earlier report.

VII.	ANNUAL WRITTEN REPORTS TO THE BOARD

At least annually, the Review Officer, investment adviser(s) (including any sub-advisers), and principal underwriter(s) (if required) will provide written reports to the Company’s Board of Directors as follows:

A.	Issues arising under the Code. The reports must describe any issue(s) that arose during the previous year under the codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s).

B.	The Review Officer, CCO, investment adviser(s) (including any sub-advisers) and principal underwriter(s) may report to the Board more frequently as they deem necessary or appropriate and shall do so as requested by the Board.

C.	Certification. Each report must be accompanied by a certification to the Board that the Company, investment adviser(s) (including any sub-advisers) and principal underwriter(s), as applicable, has adopted procedures reasonably necessary to prevent their access persons from violating its code of ethics.

VIII.	INTERRELATIONSHIP WITH OTHER CODES OF ETHICS

A.	General Principle: Overlapping Responsibilities.

A person who is both an access person of the Company and an access person of an investment adviser, principal underwriter or specified service provider to the Company is only required to report under and otherwise comply with the investment adviser’s principal underwriter’s or specified service provider’s code of ethics, provided such code has been adopted pursuant to and in compliance with Rule 17j-1. Such report will satisfy any reporting obligations under this Code. These access persons, however, remain subject to the principles and prohibitions in Sections II and III hereof.

B.	Procedures.

Each such investment adviser, principal underwriter and specified service provider of the Company must:

1.	Submit to the Board of Directors of the Company a copy of its code of ethics adopted pursuant to or in compliance with Rule 17j-1;

2.	Promptly furnish to the Company, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Company’s Code; and

3.	Promptly report to the Company in writing any material amendments to its code of ethics, along with the certification described under Section VII.C., above.

IX.	RECORDKEEPING

The Company will maintain the following records in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the U.S. Securities and Exchange Commission (“SEC”) and other regulatory agencies.

A.	A copy of this Code and any other code adopted by the Company, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

B.	A record of any material Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

C.	A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (see Parts A-C for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

D.	A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

E.	A copy of each annual report required by Section VII of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

F.	A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or limited offering.

X.	MISCELLANEOUS

A.	Confidentiality.

All reports and other information submitted to the Company pursuant to this Code will be treated as confidential to the maximum extent possible, provided that such reports and information may be produced to the SEC and other regulatory agencies and to persons who have a need to know for purposes of administering this Code.

B.	Interpretation of Provisions.

The Board of Directors may from time to time adopt such interpretations of this Code as it deems appropriate.

C.	Compliance Certification.

Within 10 days of becoming an access person of the Company, and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix V.

Adopted: November 2007, as amended May 19, 2010, August 19, 2010 and November 18, 2016

PART A - INDEPENDENT DIRECTORS

I.	QUARTERLY TRANSACTION AND ACCOUNT REPORTS

A.	Subject to Section II. (B) below, each quarter, you must report all of your Securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer no later than 30 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

B.	If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

C.	You need not submit a quarterly report if the report would duplicate information in broker trade confirmations or account statements received by the Company, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 30 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

II.	WHAT MUST BE INCLUDED IN YOUR QUARTERLY REPORTS?

A.	You must report all transactions in Securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. In addition, you must also report any account you established during the quarter in which any securities were held for your direct or indirect benefit.

B.	Notwithstanding Section I above, reports of individual Securities transactions are required only if you knew at the time of the transaction, or in the ordinary course of fulfilling your official duties as a Director should have known, that during the 15-day period immediately preceding or following the date of your transaction, the same Security was purchased or sold, or was being considered for purchase or sale, by the Company (or any series thereof). Also notwithstanding Section I above, you are required to report the opening of a securities account only if the account holds or held securities that are the subject of a report required under this paragraph B.

C.	The “should have known” standard does not:

●	imply a duty of inquiry;

●	presume you should have deduced or extrapolated from discussions or memoranda dealing with the Company’s (or a series) investment strategies; or

●	impute knowledge from your awareness of the Company’s (or a series) portfolio holdings, market considerations, or investment policies, objectives and restrictions.

III.	WHAT MAY BE EXCLUDED FROM YOUR QUARTERLY REPORTS?

A-1

You are not required to detail or list the following items on your quarterly report:

A.	Securities accounts, as well as purchases or sales effected for or Securities held in any account, over which you have no direct or indirect influence or control;

B.	Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a Security issued by your employer;

C.	Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights;

D.	Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and securities sold at a broker’s discretion from a margin account pursuant to a bona fide margin call; and

E.	Purchases or sales of any of the following securities:

●	Direct obligations of the U.S. government;

●	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

●	Shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.

A-2

PART B - INTERESTED DIRECTORS AND FUND OFFICERS

I.	REQUIRED REPORTS

A.	Initial Holdings Report.

You must submit a listing of all Securities you beneficially own, as well as all of your securities accounts, as of the date you first become subject to this Code’s reporting requirements. You must submit this list to the Review Officer within 10 days of the date you first become subject to this Code’s reporting requirements. An Initial Holdings Report Form is attached as Appendix III.

B.	Annual Holdings Report.

Each year, you must submit to the Review Officer a listing of all Securities you beneficially own, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached as Appendix IV.

C.	Quarterly Transaction and Account Reports.

1.	Each quarter, you must report all of your Securities transactions affected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer no later than 30 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

2.	If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

3.	You need not submit a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Company, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 30 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

II.	WHAT MUST BE INCLUDED IN YOUR REPORTS?

You must report all transactions in Securities that: (i) you directly or indirectly beneficially own; or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. In addition, you must also report all of your accounts in which any securities were held for your direct or indirect benefit.

III.	WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

B-1

You are not required to detail or list the following items on your reports:

A.	Securities accounts, as well as purchases or sales effected for or Securities held in any account, over which you have no direct or indirect influence or control;

B.	Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a Security issued by your employer;

C.	Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights;

D.	Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and securities sold at a broker’s discretion from a margin account pursuant to a bona fide margin call; and

E.	Purchases or sales of any of the following securities:

●	Direct obligations of the U.S. government;

●	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

●	Shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.

B-2

PART C - NATURAL CONTROL PERSONS

I.	REQUIRED REPORTS

A.	Initial Holdings Report.

You must submit a listing of all Securities you beneficially own, as well as all of your securities accounts, as of the date you first become subject to this Code’s reporting requirements. You must submit this list to the Review Officer within 10 days of the date you first become subject to this Code’s reporting requirements. An Initial Holdings Report Form is attached as Appendix III.

B.	Annual Holdings Report.

Each year, you must submit to the Review Officer a listing of all Securities you beneficially own, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached as Appendix IV.

C.	Quarterly Transaction and Account Reports.

1.	Each quarter, you must report all of your Securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer no later than 30 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

2.	If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

3.	You need not submit a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Company, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 30 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

C-1

II.	WHAT MUST BE INCLUDED IN YOUR REPORTS?

You must report all transactions in Securities that: (i) you directly or indirectly beneficially own; or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. In addition, you must also report all of your accounts in which any securities were held for your direct or indirect benefit.

III.	WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

You are not required to detail or list the following items on your reports:

A.	Securities accounts, as well as purchases or sales effected for or Securities held in any account, over which you have no direct or indirect influence or control;

B.	Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a Security issued by your employer;

C.	Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights;

D.	Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and securities sold at a broker’s discretion from a margin account pursuant to a bona fide margin call; and

E.	Purchases or sales of any of the following securities:

●	Direct obligations of the U.S. government;

●	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

●	Shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.

C-2

TRIBUTARY FUNDS, INC.

 CODE OF ETHICS

APPENDIX I

DEFINITIONS

General Note:

The definitions and terms used in this Code of Ethics are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in this Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.

Access Person means:

●	Any Advisory Person of a Fund or of a Fund's investment adviser. If an investment adviser's primary business is advising Funds or other advisory clients, all of the investment adviser's directors, officers, and general partners are presumed to be Access Persons of any Fund advised by the investment adviser. All of a Fund's directors, officers, and general partners are presumed to be Access Persons of the Fund.

○	If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

○	An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

●	Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

Advisory Person of a Fund or of a Fund's investment adviser means:

●	Any director, officer, general partner or employee of the Fund or investment advisor (or of any company in a control relationship to the Fund or investment advisor) who, in connection with his or her regular functions or duties, makes, participates, in or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

●	Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the “beneficial owner” of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as it does under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

Ownership of more than 25% of a company’s outstanding voting securities is presumed to give the holder of such securities control over the company. The SEC may determine, however, that the facts and circumstances of a given situation that may counter this presumption.

Fund officers mean any person lawfully elected by the Board of Directors and authorized to act on behalf of the Company. Additional information regarding the Company’s officers may be found in the Company’s Statement of Additional Information, respectively.

High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody’s Investors Service).

Independent Director means a Director of the Company who is not an “interested person” of the Company within the meaning of Section 2(a)(19) of the 1940 Act. As of November 18, 2016, the Company’s Independent Directors are:

Robert A. Reed

Gary D. Parker

John J. McCartney

David F. Larrabee

IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Interested Director means a Director of the Company who is an “interested person” of the Company within the meaning of Section 2(a)(19) of the 1940 Act. As of November 18, 2016, the Company’s Interested Directors are:

Stephen C. Wade

Brittany Fahrenkrog

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

Security means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, or shares issued by registered, open-end investment companies.

A Security held or to be acquired by the Company means: (A) any Security that within the most recent 15 days (i) is or has been held by the Company; or (ii) is being or has been considered by the Company’s adviser for purchase by the Company; and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any Security described in (A) of this definition.

A Security is being purchased or sold by the Company from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Company until the program has been fully completed or terminated.

A Security is being considered for purchase by the Company when a Security is identified as such by the investment adviser to the Company.

TRIBUTARY FUNDS, INC.

CODE OF ETHICS

APPENDIX II

QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person:	_________________________________________
Calendar Quarter Ended:	_________________________________________
Date Report Due:	_________________________ ____, __________
Date Report Submitted:	_________________________________________

Securities Transactions

Date of Transaction	Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction	Price	Name of Broker, Dealer or Bank Effecting Transaction

If you have no securities transactions to report for the quarter, please check here. [  ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

.

Securities Accounts

If you established a securities account during the quarter, please provide the following information:

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

If you did not establish a securities account during the quarter, please check here. [  ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

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TRIBUTARY FUNDS, INC.

CODE OF ETHICS

APPENDIX III

INITIAL HOLDINGS REPORT

Name of Reporting Person:	________________________________________
Date Person Became Subject to the
Code’s Reporting Requirements:	________________________________________
Information in Report Dated as of:	________________________________________	[Note: Date person became subject
Date Report Due:	________________________________________	and as of date should be the same.]
Date Report Submitted:	________________________________________

Securities Holdings

Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report, please check here. [  ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

.

Securities Accounts

If you have a securities account as of the end of the reporting period, please provide the following information:

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

If you have no securities accounts to report, please check here. [  ]

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

III-1

TRIBUTARY FUNDS, INC.

CODE OF ETHICS

APPENDIX IV

ANNUAL HOLDINGS REPORT

Name of Reporting Person:	_______________________________________
Information in Report Dated as of:	_______________________________________	[Note: Information should be dated no
Date Report Due:	_______________________________________	more than 30 days before report is
Date Report Submitted:	_______________________________________	submitted.]
Calendar Year Ended: December 31, _______

Securities Holdings

Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report, please check here. [  ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

.

Securities Accounts

If you have a securities account as of the end of the reporting period, please provide the following information:

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

If you have no securities accounts to report, please check here. [  ]

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

IV-1

TRIBUTARY FUNDS, INC.

CODE OF ETHICS

APPENDIX V-A

INITIAL COMPLIANCE CERTIFICATION

I, _______________________________________________, certify that I:

(i) have received, read and reviewed the Company’s Code of Ethics;

(ii) understand the policies and procedures in the Code;

(iii) recognize that I am subject to such policies and procedures;

(iv) understand the penalties for non-compliance;

(v) will fully comply with the Company’s Code of Ethics; and

(vi) have fully and accurately completed this Certificate.

Signature:

Name:	(Please print)

Date Submitted:

Date Due:

V

TRIBUTARY FUNDS, INC.

CODE OF ETHICS

APPENDIX V-B

ANNUAL COMPLIANCE CERTIFICATION

I, _______________________________________________, certify that I:

(i) have received, read and reviewed the Company’s Code of Ethics;

(ii) understand the policies and procedures in the Code;

(iii) recognize that I am subject to such policies and procedures;

(iv) understand the penalties for non-compliance;

(v) have complied with the Company’s Code of Ethics and any applicable reporting requirements during this past year;

(vi) have fully disclosed any exceptions to my compliance with the Code below;

(vii) will fully comply with the Company’s Code of Ethics; and

(viii) have fully and accurately completed this Certificate.

Signature:

Name:	(Please print)

Date Submitted:

Date Due:

V

TRIBUTARY FUNDS, INC.

CODE OF ETHICS

APPENDIX VI

CERTIFICATION

TO THE BOARD OF DIRECTORS

The undersigned hereby certifies that the Tributary Funds, Inc. (the “Company”) has adopted procedures designed to be reasonably necessary to prevent Access persons from violating the Company’s Code of Ethics (“the Code”) and the required provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended, and that to the best of my knowledge there have been no violations of the Company’s Code or its related Procedures by Access Persons of the Company for the period beginning January 1, 2017 and ending December 31, 2017.

Rodney L. Ruehle	Date
Code Review Officer
Tributary Funds, Inc.

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